INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Cadapult Graphic Systems, Inc. on Amendment No. 1 to Form SB-2 of our reports dated August 13, 1998 relating to the financial statements of BBG Technologies, Inc. as of and for the periods ended March 12, 1998, December 31, 1997 and December 31, 1996.


/s/ RUCCI, BARDARO + BARRETT, P.C.
RUCCI, BARDARO + BARRETT, P.C.
Certified Public Accountants
Malden, Massachusetts

February 10, 2000